    EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Northwest Bancshares, Inc. Announces Record Second Quarter 2026 GAAP net income of
$54 million, or $0.36 per diluted share

Adjusted diluted EPS (non-GAAP) of $0.37 per share
Net interest margin continues to expand to 3.75%
5.3% annualized loan growth from prior quarter
Credit quality remained strong with annualized net charge-offs of 0.15% and nonperforming assets of 0.69%

Columbus, Ohio — July 27, 2026 Northwest Bancshares, Inc., (the “Company”), (Nasdaq: NWBI) announced record net income for the quarter ended June 30, 2026 of $54 million, or $0.36 per diluted share. This represents an increase of $20 million compared to the same quarter last year, when net income was $34 million, or $0.26 per diluted share, and an increase of $3 million compared to the prior quarter, when net income was $51 million, or $0.34 per share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2026 were 11.20% and 1.27% compared to 8.26% and 0.93% for the same quarter last year and 10.86% and 1.22% for the prior quarter.

Adjusted net income (non-GAAP) for the quarter ended June 30, 2026 was $54 million, or $0.37, per diluted share, which increased by $3 million from $51 million, or $0.35, per diluted share, in the prior quarter. This increase was primarily driven by an increase in net interest income of $4 million and an increase in noninterest income of $2 million which were partially offset by an increase in provision for credit losses expense of $2 million. The adjusted annualized returns on average shareholders’ equity (non-GAAP) and average assets (non-GAAP) for the quarter ended June 30, 2026 were 11.26% and 1.28% compared to 10.95% and 1.23% for the prior quarter.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on August 18, 2026 to shareholders of record as of August 6, 2026. This is the 127th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company’s common stock as of June 30, 2026, this represents an annualized dividend yield of approximately 5.3%.

Louis J. Torchio, President and CEO, Northwest Bancshares commented, “I am pleased to report a strong second quarter performance, with Northwest delivering another quarter of record net income, more than 59% year-over-year growth, supported by a balanced and consistent performance across the whole bank. We drove 32% year-over-year average loan growth in our C&I business, with disciplined growth in our national specialty business verticals, and benefited from the strength of our retail deposit franchise, achieving our fourth consecutive quarter of lower deposit costs, one of the best-in-class among our peers.

We produced these results while continuing to invest in talent, technology, and new financial centers, and maintaining expense management discipline, driving another quarter of improved performance with our efficiency ratio at 57.6% and our adjusted efficiency ratio at 56.2% for the quarter.

Building on our strong first half performance, and our team already making an impact in the Columbus market, attracting new talent, customers, and deposits, we continue to focus on organic growth initiatives, further optimizing our financial performance, expanding our financial center network, and serving our core customers and communities.”

Balance Sheet Highlights

Dollars in thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Average loans receivable	$13,094,235	13,083,837	11,248,954	0.1%	16.4%
Average investments	2,531,603	2,466,992	2,056,476	2.6%	23.1%
Average deposits	14,133,825	14,046,735	12,154,001	0.6%	16.3%
Average borrowed funds	379,262	404,547	208,342	(6.3)%	82.0%

•Average loans receivable increased $1.8 billion from the quarter ended June 30, 2025, primarily driven by the Penns Woods Bancorp, Inc. ("Penns Woods") acquisition. Compared to the quarter ended March 31, 2026, average loans receivable increased $10 million driven by growth in our commercial and industrial and consumer loan portfolios.
•Average investments grew $475 million from the quarter ended June 30, 2025 and $65 million from the quarter ended March 31, 2026. The growth in average investments was primarily due to the Penns Woods acquisition and a targeted increase in the overall securities portfolio.
•Average deposits grew $2.0 billion from the quarter ended June 30, 2025 primarily driven by an increase in interest-bearing account balances primarily due to the addition of the Penns Woods deposit accounts. Average deposits grew $87 million from the quarter ended March 31, 2026 primarily driven by increase in savings and money market account balances partly due to customers shifting funds to these products as their time deposits matured.
•Average borrowings increased $171 million compared to the quarter end June 30, 2025 due to the acquisition of long term borrowings from Penns Woods. Average borrowings decreased $25 million compared to the quarter ended March 31, 2026. The decrease in average borrowings is attributable to the reduction of short term borrowings needs primarily due to growth in average deposits exceeding average loan and securities growth.

Income Statement Highlights

Dollars in thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Interest income	$205,140	201,550	171,570	1.8%	19.6%
Interest expense	58,202	59,068	52,126	(1.5)%	11.7%
Net interest income	$146,938	142,482	119,444	3.1%	23.0%

Net interest margin FTE	3.75%	3.70%	3.56%

Compared to the quarter ended June 30, 2025, net interest income increased $27 million and net interest margin increased to 3.75% from 3.56% for the quarter ended June 30, 2025. This increase in net interest income resulted primarily from:

•A $34 million increase in interest income that was the result of higher average yields coupled with an increase in average earning assets. The increase in average earnings assets was driven by the Penns Woods acquisition during the third quarter 2025. The average yield on loans increased to 5.61% for the quarter ended June 30, 2026 from 5.55% for the quarter ended June 30, 2025. The increase in yield was driven by loan mix shift towards higher yielding commercial loans, partially offset by the impact of fourth quarter 2025 rate cuts.
•A $6 million increase in interest expense is the result of an increase in the average balance of interest-bearing liabilities partially offset by a decline in the cost of deposits. The cost of interest-bearing liabilities decreased to 2.00% for the quarter ended June 30, 2026 from 2.09% for the quarter ended June 30, 2025.

Compared to the quarter ended March 31, 2026, net interest income increased $4 million and net interest margin increased to 3.75% for the quarter ended June 30, 2026 from 3.70%. This increase in net interest income resulted from the following:

•A $4 million increase in interest income driven by growth in the average interest earning balances and an increase on investments yields compared to the prior quarter which was partially offset by a decrease in loan yields. The average yield on loans decreased 1 bps to 5.61% and average investment yields increased to 3.27% from 3.17% for the quarter ended March 31, 2026. The decrease in loan yields was driven by a decline in the accretion of loan fair value marks, based on timing of loan payoffs, coupled with a change in portfolio mix.
•A $1 million decrease in interest expense driven by lower interest expense on deposits. Average cost of interest-bearing deposits declined compared to the prior quarter to 1.83% from 1.89% for the quarter ended March 31, 2026 while average cost of borrowings increased to 3.96% from 3.88% for the quarter ended March 31, 2026.

Dollars in thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Provision for credit losses - loans	$4,280	4,954	11,456	(13.6)%	(62.6)%
Provision for credit losses - unfunded commitments	2,357	(585)	(2,712)	(502.9)%	(186.9)%
Total provision for credit losses expense	$6,637	4,369	8,744	51.9%	(24.1)%

The total provision for credit losses for the quarter ended June 30, 2026 was $7 million primarily driven by growth in our commercial lending portfolio, including unfunded commitments. Total provision for credit losses for the quarter ended March 31, 2026 was $4 million driven by growth in our commercial lending portfolio and increased uncertainty in the economic outlook.

The Company saw an increase in classified loans to $524 million, or 3.96% of total loans, at June 30, 2026 from $518 million, or 4.57% of total loans, at June 30, 2025 and $498 million, or 3.81% of total loans, at March 31, 2026. The increase from the prior quarter was driven by changes in our commercial real estate portfolio which increased $29 million. The increase from the prior year was primarily due to classified loans acquired in the Penns Woods acquisition.

Dollars in thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Noninterest income:
Gain on sale of investments	$336	11	—	2954.5%	NA
Gain on sale of SBA loans	1,217	1,186	819	2.6%	48.6%
Service charges and fees	16,908	17,118	15,797	(1.2)%	7.0%
Trust and other financial services income	9,449	8,618	7,948	9.6%	18.9%
Gain on real estate owned, net	20	70	258	(71.4)%	(92.2)%
Income from bank-owned life insurance	2,013	2,042	1,421	(1.4)%	41.7%
Mortgage banking income	738	329	1,075	124.3%	(31.3)%
Other operating income	3,548	3,208	3,620	10.6%	(2.0)%
Total noninterest income	$34,229	32,582	30,938	5.1%	10.6%

Noninterest income increased $3 million from the quarter ended June 30, 2025 driven by an increase in service charges and fees driven by deposit related fees based on customer activity related to the Penns Woods acquisition and trust and other financial services income due to growth in our wealth management business. Noninterest income increased by $2 million from the quarter ended March 31, 2026, also due to an increase in trust and other financial services income due to growth in our wealth management business.

Dollars in thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Noninterest expense:
Personnel expense	$63,476	58,330	55,213	8.8%	15.0%
Non-personnel expense	40,807	45,708	42,327	(10.7)%	(3.6)%
Total noninterest expense	$104,283	104,038	97,540	0.2%	6.9%

Noninterest expense increased from the quarter ended June 30, 2025 due to a $8 million increase in personnel expenses driven by an increase in core compensation and benefits expense due to the addition of Penns Woods employees. Additionally, non-personnel expense decreased by $2 million due to a $6 million decrease in merger, asset disposition and restructuring expense coupled with a $3 million decrease in federal deposit insurance (FDIC) premium expense. The decrease in FDIC premiums expense related to prior period assessment rate changes. These decreases were partially offset by an increase of $2 million in amortization of intangible expense related to the acquisition coupled with increases in operating and processing expenses due to the addition of the Penns Woods branches to our footprint.

Noninterest expense remained flat from the quarter ended March 31, 2026 due to an increase in personnel expense which was offset by a decrease in non-personnel expenses. Personnel expense increased $5 million driven by higher base salaries, reflecting annual merit increases and one additional business day, and higher incentive compensation expenses. Non-personnel expense decreased by $5 million due to an decrease of $3 million in FDIC insurance premiums in the quarter ended June 30, 2026 for the same reasons discussed above coupled with a $1 million decrease in premises and occupancy expenses based on seasonal operating expenses during the first quarter.

Dollars in thousands				Change 2Q26 vs.
	2Q26	1Q26	2Q25	1Q26	2Q25
Income before income taxes	$70,247	66,657	44,098	5.4%	59.3%
Income tax expense	16,701	16,121	10,423	3.6%	60.2%
Net income	$53,546	50,536	33,675	6.0%	59.0%

The provision for income taxes increased by $6 million from the quarter ended June 30, 2025 and $1 million for the quarter ended March 31, 2026 primarily due to the quarterly change in income before income taxes.

Net income increased from the quarter ended June 30, 2025 and the quarter ended March 31, 2026 due to the factors discussed above.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as employee benefits and wealth management services. As of June 30, 2026, Northwest operated 151 full-service financial centers and eleven free standing drive-up facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on The Nasdaq Stock Market LLC (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed online at www.northwest.com.

Investor Contact:	Michael Perry, Corporate Development & Strategy (814) 726-2140
Media Contact:	Ian Bailey, External Communications (380) 400-2423

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This release may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our financial condition and results of operations, including statements related to our earnings outlook; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to the following: the possibility that any of the anticipated benefits of the merger with Penns Woods will not be realized or will not be realized within the expected time period; the effect of the merger on the combined company’s customer and employee relationships and operating results; and other factors that may affect the results of operations and financial condition of the combined company; inflation and changes in the interest rate environment that reduce our margins, our loan origination, or the fair value of financial instruments; changes in asset quality, including increases in default rates on loans and higher levels of nonperforming loans and loan charge-offs generally; changes in laws, government regulations or supervision, examination and enforcement priorities affecting financial institutions, including as part of the regulatory reform agenda of the Trump administration, as well as changes in regulatory fees and capital requirements; changes in federal, state, or local tax laws and tax rates; general economic conditions, either nationally or in our market areas, that are different than expected, including inflationary or recessionary pressures or those related to changes in monetary, fiscal, regulatory, tariff and international trade policies of the U.S. government, including policies of the U.S. Department of Treasury and Board of Governors of the Federal Reserve System, and any related increases in compliance and other costs; trade disputes, barriers to trade or the emergence of trade restrictions and the resulting impacts on market volatility and global trade; growing fiscal deficits; potential recession or slowing of growth in the U.S., Europe and other regions; developments in the Middle East; adverse changes in the securities and credit markets; instability or breakdown in the financial services sector, including failures or rumors of failures of other depository institutions, along with actions taken by governmental agencies to address such turmoil; cyber-security concerns, including an interruption or breach in the security of our website or other information systems; technological changes that may be more difficult or expensive than expected; changes in liquidity, including the size and composition of our deposit portfolio, and the percentage of uninsured deposits in the portfolio; the ability of third-party providers to perform their obligations to us; competition among depository and other financial institutions, including with respect to deposit gathering, service charges and fees; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to manage our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices; changes in consumer spending, borrowing and savings habits; our ability to continue to increase and manage our commercial and personal loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; changes in the value of our goodwill or other intangible assets; the impact of the economy on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; our ability to receive regulatory approvals for proposed transactions or new lines of business; the effects of any federal government shutdown or the inability of the federal government to manage debt limits; changes in the financial performance and/or condition of our borrowers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission (the “SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; our ability to access cost-effective funding; the effect of global or national war, conflict, or terrorism; our ability to manage market risk, credit risk and operational risk; the disruption to local, regional, national and global economic activity caused by infectious disease outbreaks, and the significant impact that any such outbreaks may have on our growth, operations and earnings; the effects of natural disasters and extreme weather events; changes in our ability to continue to pay dividends, either at current rates or at all; our ability to retain key employees; and our compensation expense associated with equity allocated or awarded to our employees. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in this presentation and in the Northwest Bancshares, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2025 under the section entitled "Item 1A - Risk Factors," and from time to time in other filings made by the Company with the SEC. These forward-looking statements speak only at the date of the presentation. The Company expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Company’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

This release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. See the pages 9 and 10 of this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures where applicable.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2026	December 31, 2025	June 30, 2025
Assets
Cash and cash equivalents	$248,499	233,647	267,075
Marketable securities available-for-sale (amortized cost of $1,972,165, $1,710,978 and $1,341,651, respectively)	1,829,179	1,586,382	1,194,883
Marketable securities held-to-maturity (fair value of $550,416, $605,929 and $628,936, respectively)	630,802	683,369	719,561
Total cash and cash equivalents and marketable securities	2,708,480	2,503,398	2,181,519

Loans held-for-sale	15,391	22,437	13,104
Residential mortgage loans	3,001,908	3,100,780	3,052,126
Home equity loans	1,497,157	1,507,532	1,157,520
Consumer loans	2,843,058	2,563,890	2,211,275
Commercial real estate loans	2,988,237	3,296,902	2,782,404
Commercial and industrial loans	2,898,867	2,538,212	2,138,499
Total loans receivable	13,229,227	13,007,316	11,341,824
Allowance for credit losses	(149,321)	(150,212)	(129,159)
Loans receivable, net	13,079,906	12,857,104	11,212,665

FHLB stock, at cost	43,345	36,628	17,809
Accrued interest receivable	57,473	56,291	46,987
Real estate owned, net	63	76	48
Premises and equipment, net	144,423	140,381	123,402
Bank-owned life insurance	293,354	294,386	255,708
Goodwill	444,997	444,330	380,997
Other intangible assets, net	35,312	39,667	1,897
Other assets	384,395	371,919	250,971
Total assets	$17,207,139	16,766,617	14,485,107
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$3,191,560	3,123,229	2,643,099
Interest-bearing demand deposits	2,916,518	2,995,759	2,622,695
Money market deposit accounts	2,766,675	2,540,818	2,153,078
Savings deposits	2,459,255	2,366,513	2,211,509
Time deposits	2,827,810	2,916,698	2,570,648
Total deposits	14,161,818	13,943,017	12,201,029

Borrowed funds	612,075	446,283	198,008
Subordinated debt	114,800	114,800	114,713
Junior subordinated debentures	130,223	130,093	129,964
Advances by borrowers for taxes and insurance	47,400	37,309	47,865
Accrued interest payable	8,385	6,846	7,729
Other liabilities	205,031	197,845	143,731
Total liabilities	15,279,732	14,876,193	12,843,039
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 146,396,520, 146,107,964 and 127,842,403 shares issued and outstanding, respectively	1,464	1,461	1,278
Additional paid-in capital	1,274,117	1,270,444	1,037,615
Retained earnings	734,423	689,210	699,049
Accumulated other comprehensive loss	(82,597)	(70,691)	(95,874)
Total shareholders’ equity	1,927,407	1,890,424	1,642,068
Total liabilities and shareholders’ equity	$17,207,139	16,766,617	14,485,107

Equity to assets	11.20%	11.27%	11.34%
Tangible common equity to tangible assets*	8.65%	8.64%	8.93%
Book value per share	$13.17	12.94	12.84
Tangible book value per share*	$9.88	9.63	9.85
Closing market price per share	$15.16	12.00	12.78
Full time equivalent employees	2,183	2,169	1,998
Number of banking offices	162	161	141
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025

Interest income:
Loans receivable	$182,469	180,549	184,047	177,723	154,914
Mortgage-backed securities	18,024	16,999	14,071	12,668	12,154
Taxable investment securities	1,799	1,601	1,324	1,183	999
Tax-free investment securities	674	762	777	752	512
FHLB stock dividends	738	768	701	652	318
Interest-earning deposits	1,436	871	1,905	1,700	2,673
Total interest income	205,140	201,550	202,825	194,678	171,570
Interest expense:
Deposits	50,384	51,083	52,947	51,880	46,826
Borrowed funds	7,818	7,985	7,712	6,824	5,300
Total interest expense	58,202	59,068	60,659	58,704	52,126
Net interest income	146,938	142,482	142,166	135,974	119,444
Provision for credit losses - loans	4,280	4,954	5,743	31,394	11,456
Provision for credit losses - unfunded commitments	2,357	(585)	1,981	(189)	(2,712)
Net interest income after provision for credit losses	140,301	138,113	134,442	104,769	110,700
Noninterest income:
Gain on sale of investments	336	11	142	36	—
Gain on sale of SBA loans	1,217	1,186	437	341	819
Service charges and fees	16,908	17,118	17,377	16,911	15,797
Trust and other financial services income	9,449	8,618	8,416	8,040	7,948
Gain on real estate owned, net	20	70	148	132	258
Income from bank-owned life insurance	2,013	2,042	8,269	1,751	1,421
Mortgage banking income	738	329	379	1,003	1,075
Other operating income	3,548	3,208	2,609	3,984	3,620
Total noninterest income	34,229	32,582	37,777	32,198	30,938
Noninterest expense:
Compensation and employee benefits	63,476	58,330	65,143	63,014	55,213
Premises and occupancy costs	8,494	9,863	8,170	7,707	7,122
Office operations	3,660	3,875	4,217	3,495	2,910
Collections expense	665	878	856	776	838
Processing expenses	16,948	16,806	16,454	15,072	12,973
Marketing expenses	2,362	1,668	1,827	1,932	3,018
Federal deposit insurance premiums	(291)	2,895	3,538	3,361	2,296
Professional services	3,490	3,523	3,366	3,010	3,990
Amortization of intangible assets	2,166	2,189	2,257	1,974	436
Merger, asset disposition and restructuring expense	426	631	4,160	31,260	6,244
Other expenses	2,887	3,380	3,533	1,897	2,500
Total noninterest expense	104,283	104,038	113,521	133,498	97,540
Income before income taxes	70,247	66,657	58,698	3,469	44,098
Income tax expense	16,701	16,121	12,985	302	10,423
Net income	$53,546	50,536	45,713	3,167	33,675

Basic earnings per share	$0.37	0.35	0.31	0.02	0.26
Diluted earnings per share	$0.36	0.34	0.31	0.02	0.26

Weighted average common shares outstanding - diluted	147,127,223	146,850,635	146,703,966	141,175,516	128,114,509

Annualized return on average equity	11.20%	10.86%	9.70%	0.69%	8.26%
Annualized return on average assets	1.27%	1.22%	1.10%	0.08%	0.93%
Annualized return on average tangible common equity*	14.94%	14.59%	13.10%	0.90%	10.78%

Efficiency ratio	57.56%	59.43%	63.09%	79.38%	64.86%
Efficiency ratio, excluding certain items**	56.24%	57.82%	59.57%	59.63%	60.42%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes gain on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2026	2025
Interest income:
Loans receivable	$363,018	319,552
Mortgage-backed securities	35,023	23,884
Taxable investment securities	3,400	1,932
Tax-free investment securities	1,436	1,024
FHLB stock dividends	1,506	684
Interest-earning deposits	2,307	5,089
Total interest income	406,690	352,165
Interest expense:
Deposits	101,467	94,151
Borrowed funds	15,803	10,752
Total interest expense	117,270	104,903
Net interest income	289,420	247,262
Provision for credit losses - loans	9,234	19,712
Provision for credit losses - unfunded commitments	1,772	(3,057)
Net interest income after provision for credit losses	278,414	230,607
Noninterest income:
Gain on sale of investments	347	—
Gain on sale of SBA loans	2,403	2,057
Service charges and fees	34,026	30,784
Trust and other financial services income	18,067	15,858
Gain on real estate owned, net	90	342
Income from bank-owned life insurance	4,055	2,752
Mortgage banking income	1,067	1,771
Other operating income	6,756	5,729
Total noninterest income	66,811	59,293
Noninterest expense:
Compensation and employee benefits	121,806	109,753
Premises and occupancy costs	18,357	15,522
Office operations	7,535	5,887
Collections expense	1,543	1,166
Processing expenses	33,754	26,963
Marketing expenses	4,030	4,898
Federal deposit insurance premiums	2,604	4,624
Professional services	7,013	6,746
Amortization of intangible assets	4,355	940
Merger, asset disposition and restructuring expense	1,057	7,367
Other expenses	6,267	5,411
Total noninterest expense	208,321	189,277
Income before income taxes	136,904	100,623
Income tax expense	32,822	23,490
Net income	$104,082	77,133

Basic earnings per share	$0.71	0.60
Diluted earnings per share	$0.71	0.60

Weighted average common shares outstanding - diluted	146,990,065	128,347,141

Annualized return on average equity	11.03%	9.56%
Annualized return on average assets	1.25%	1.08%
Annualized return on tangible common equity*	14.77%	12.51%

Efficiency ratio	58.48%	61.74%
Efficiency ratio, excluding certain items**	57.02%	59.03%
*    Excludes goodwill and other intangible assets (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.
**    Excludes gain on sale of investments, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP). See reconciliation of non-GAAP financial measures for additional information relating to these items.

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended			Six months ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Reconciliation of net income to adjusted net income:
Net income (GAAP)	$53,546	50,536	33,675	104,082	77,133
Non-GAAP adjustments
Add: merger, asset disposition and restructuring expense	426	631	6,244	1,057	7,367
Less: tax benefit of non-GAAP adjustments	(119)	(177)	(1,748)	(296)	(2,063)
Adjusted net income (non-GAAP)	$53,853	50,990	38,171	104,843	82,437
Diluted earnings per share (GAAP)	$0.36	0.34	0.26	0.71	0.60
Diluted adjusted earnings per share (non-GAAP)	$0.37	0.35	0.30	0.71	0.64

Average equity	$1,918,135	1,887,742	1,635,966	1,903,023	1,626,342
Average assets	16,863,639	16,832,777	14,468,197	16,848,293	14,435,522
Annualized return on average equity (GAAP)	11.20%	10.86%	8.26%	11.03%	9.56%
Annualized return on average assets (GAAP)	1.27%	1.22%	0.93%	1.25%	1.08%
Annualized return on average equity, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	11.26%	10.95%	9.36%	11.11%	10.22%
Annualized return on average assets, excluding merger, asset disposition and restructuring expense, net of tax (non-GAAP)	1.28%	1.23%	1.06%	1.25%	1.15%
The following non-GAAP financial measures used by the Company provide information useful to investors in understanding our operating performance and trends, and facilitate comparisons with the performance of our peers. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Financial Condition.

	June 30, 2026	December 31, 2025	June 30, 2025
Tangible common equity to assets
Total shareholders’ equity	$1,927,407	1,890,424	1,642,068
Less: goodwill and intangible assets	(480,309)	(483,997)	(382,894)
Tangible common equity	$1,447,098	1,406,427	1,259,174

Total assets	$17,207,139	16,766,617	14,485,107
Less: goodwill and intangible assets	(480,309)	(483,997)	(382,894)
Tangible assets	$16,726,830	16,282,620	14,102,213

Tangible common equity to tangible assets	8.65%	8.64%	8.93%

Tangible book value per share
Tangible common equity	$1,447,098	1,406,427	1,259,174
Common shares outstanding	146,396,520	146,107,964	127,842,403
Tangible book value per share	9.88	9.63	9.85

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures (Unaudited) *
(dollars in thousands, except per share amounts)

The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company’s Consolidated Statements of Income.

	Quarter ended					Six months ended June 30,
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	2026	2025

Annualized return on average tangible common equity
Net income	$53,546	50,536	45,713	3,167	33,675	104,082	77,133

Average shareholders’ equity	1,918,135	1,887,742	1,870,088	1,809,395	1,635,966	1,903,023	1,626,342
Less: average goodwill and intangible assets	(481,022)	(483,240)	(485,252)	(409,875)	(383,152)	(482,125)	(383,399)
Average tangible common equity	$1,437,113	1,404,502	1,384,836	1,399,520	1,252,814	1,420,898	1,242,943

Annualized return on average tangible common equity	14.94%	14.59%	13.10%	0.90%	10.78%	14.77%	12.51%

Efficiency ratio, excluding gain on sale of investments, amortization and merger, asset disposition and restructuring expenses
Noninterest expense	$104,283	104,038	113,521	133,498	97,540	208,321	189,277
Less: amortization expense	(2,166)	(2,189)	(2,257)	(1,974)	(436)	(4,355)	(940)
Less: merger, asset disposition and restructuring expenses	(426)	(631)	(4,160)	(31,260)	(6,244)	(1,057)	(7,367)
Noninterest expense, excluding amortization and merger, assets disposition and restructuring expenses	$101,691	101,218	107,104	100,264	90,860	202,909	180,970

Net interest income	$146,938	142,482	142,166	135,974	119,444	289,420	247,262
Noninterest income	34,229	32,582	37,777	32,198	30,938	66,811	59,293
Less: gain on the sale of investments	(336)	(11)	(142)	(36)	—	(347)	—
Net interest income plus noninterest income, excluding gain on sale of investments	$180,831	175,053	179,801	168,136	150,382	355,884	306,555

Efficiency ratio, excluding gain on sale of investments, amortization and merger, asset disposition and restructuring expenses	56.24%	57.82%	59.57%	59.63%	60.42%	57.02%	59.03%
*    The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude merger, gain on sale of investments, asset disposition and restructuring expense and amortization expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Deposits (Unaudited)
(dollars in thousands)

Generally, deposits in excess of $250,000 per depositor are not insured by the Federal Deposit Insurance Corporation. The following table provides details regarding the Company’s uninsured deposits portfolio:

	As of June 30, 2026
	Balance	Percent of total deposits	Number of relationships
Uninsured deposits per the Call Report (1)	$3,945,748	27.9%	6,287
Less intercompany deposit accounts	1,427,595	10.1%	12
Less collateralized deposit accounts	445,460	3.2%	253
Uninsured deposits excluding intercompany and collateralized accounts	$2,072,693	14.6%	6,022
(1)      Uninsured deposits presented may be different from actual amounts due to titling of accounts.

Our largest uninsured depositor, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $185 million, or 1.3% of total deposits, as of June 30, 2026. Our top ten largest uninsured depositors, excluding intercompany and collateralized deposit accounts, had an aggregate uninsured deposit balance of $404 million, or 2.9% of total deposits, as of June 30, 2026. The average uninsured deposit account balance, excluding intercompany and collateralized accounts, was $344,187 as of June 30, 2026.

The following table provides additional details for the Company’s deposit portfolio:

	As of June 30, 2026
	Balance	Percent of total deposits	Number of accounts
Personal noninterest bearing demand deposits	$1,750,490	12.3%	310,031
Business noninterest bearing demand deposits	1,441,070	10.2%	47,768
Personal interest-bearing demand deposits	1,372,409	9.7%	54,166
Business interest-bearing demand deposits	1,544,109	10.9%	8,805
Personal money market deposits	1,788,118	12.6%	28,151
Business money market deposits	978,557	6.9%	3,179
Savings deposits	2,459,255	17.4%	187,619
Time deposits	2,827,810	20.0%	76,448
Total deposits	$14,161,818	100.0%	716,167

Our average deposit account balance as of June 30, 2026 was $19,774. The Company’s insured cash sweep deposit balance was $743 million as of June 30, 2026.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory Capital Requirements (Unaudited)
(dollars in thousands)

	At June 30, 2026
	Actual (1)		Minimum capital requirements (2)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,934,993	15.17%	$1,339,188	10.50%	$1,275,417	10.00%
Northwest Bank	1,789,556	14.04%	1,337,925	10.50%	1,274,214	10.00%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,557,333	12.21%	1,084,105	8.50%	765,250	6.00%
Northwest Bank	1,630,118	12.79%	1,083,082	8.50%	1,019,371	8.00%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,557,333	12.21%	892,792	7.00%	N/A	N/A
Northwest Bank	1,630,118	12.79%	891,950	7.00%	828,239	6.50%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,557,333	9.37%	664,478	4.00%	N/A	N/A
Northwest Bank	1,630,118	9.83%	663,100	4.00%	828,874	5.00%
(1)     June 30, 2026 figures are estimated.
(2)    Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see “Item 1. Business - Supervision and Regulation” of our 2025 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable Securities (Unaudited)
(dollars in thousands)

	June 30, 2026
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value	Weighted average duration
Debt issued by the U.S. government and agencies:
Due after ten years	$39,877	—	(7,237)	32,640	5.75

Municipal securities:
Due in one year or less	1,250	1	—	1,251	0.47
Due after one year through five years	5,605	13	(22)	5,596	2.18
Due after five years through ten years	20,303	160	(1,333)	19,130	6.51
Due after ten years	48,105	182	(6,234)	42,053	9.14

Corporate debt issues:
Due after one year through five years	16,405	15	(107)	16,313	2.92
Due after five years through ten years	76,798	1,557	(635)	77,720	5.59
Due after ten years	5,000	25	—	5,025	4.36

Mortgage-backed agency securities:
Fixed rate pass-through	527,666	1,750	(14,661)	514,755	7.24
Variable rate pass-through	364	5	—	369	3.00
Fixed rate agency CMBS	634,265	198	(79,321)	555,142	3.67
Variable rate agency CMBS	6,283	—	(5)	6,278	1.74
Fixed rate agency CMOs	562,128	478	(37,872)	524,734	4.50
Variable rate agency CMOs	28,116	62	(5)	28,173	4.77
Total mortgage-backed agency securities	1,758,822	2,493	(131,864)	1,629,451	5.07
Total marketable securities available-for-sale	$1,972,165	4,446	(147,432)	1,829,179	5.18

Marketable securities held-to-maturity
Government sponsored
Due after one year through five years	$107,990	—	(8,338)	99,652	2.49

Mortgage-backed agency securities:
Fixed rate pass-through	91,615	—	(10,366)	81,249	3.92
Variable rate pass-through	294	1	—	295	4.94
Fixed rate agency CMBS	72,220	—	(12,750)	59,470	3.52
Fixed rate agency CMOs	358,155	—	(48,933)	309,222	5.38
Variable rate agency CMOs	528	—	—	528	3.58
Total mortgage-backed agency securities	522,812	1	(72,049)	450,764	4.87
Total marketable securities held-to-maturity	$630,802	1	(80,387)	550,416	4.46

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Nonaccrual loans:
Residential mortgage loans	$11,766	10,500	12,247	11,497	8,482
Home equity loans	5,370	4,780	3,755	6,979	3,507
Consumer loans	4,791	5,732	5,711	5,898	4,418
Commercial real estate loans	47,440	47,337	57,485	82,580	62,091
Commercial and industrial loans	21,984	22,594	28,085	21,371	23,896
Total nonaccrual loans	91,351	90,943	107,283	128,325	102,394
Loans 90 days past due and still accruing	573	543	646	701	493
Nonperforming loans	91,924	91,486	107,929	129,026	102,887
Real estate owned, net	63	65	76	174	48
Nonperforming assets	$91,987	91,551	108,005	129,200	102,935

Nonperforming loans to total loans	0.69%	0.70%	0.83%	1.00%	0.91%
Nonperforming assets to total assets	0.53%	0.54%	0.64%	0.79%	0.71%
Allowance for credit losses to total loans	1.13%	1.15%	1.15%	1.22%	1.14%
Allowance for credit losses to nonperforming loans	162.44%	164.01%	139.18%	121.99%	125.53%

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At June 30, 2026	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$2,990,142	—	11,766	—	—	3,001,908
Home equity loans	1,491,787	—	5,370	—	—	1,497,157
Consumer loans	2,837,791	—	5,267	—	—	2,843,058
Total Personal Banking	7,319,720	—	22,403	—	—	7,342,123
Commercial Banking:
Commercial real estate loans	2,443,890	152,441	391,906	—	—	2,988,237
Commercial and industrial loans	2,742,819	46,301	109,747	—	—	2,898,867
Total Commercial Banking	5,186,709	198,742	501,653	—	—	5,887,104
Total loans	$12,506,429	198,742	524,056	—	—	13,229,227
At March 31, 2026
Personal Banking:
Residential mortgage loans	$3,025,485	—	10,499	—	—	3,035,984
Home equity loans	1,491,020	—	4,780	—	—	1,495,800
Consumer loans	2,654,310	—	6,257	—	—	2,660,567
Total Personal Banking	7,170,815	—	21,536	—	—	7,192,351
Commercial Banking:
Commercial real estate loans	2,651,304	147,384	362,626	—	—	3,161,314
Commercial and industrial loans	2,543,444	45,383	113,456	—	—	2,702,283
Total Commercial Banking	5,194,748	192,767	476,082	—	—	5,863,597
Total loans	$12,365,563	192,767	497,618	—	—	13,055,948
At December 31, 2025
Personal Banking:
Residential mortgage loans	$3,088,533	—	12,247	—	—	3,100,780
Home equity loans	1,503,777	—	3,755	—	—	1,507,532
Consumer loans	2,557,577	—	6,313	—	—	2,563,890
Total Personal Banking	7,149,887	—	22,315	—	—	7,172,202
Commercial Banking:
Commercial real estate loans	2,817,802	131,589	347,511	—	—	3,296,902
Commercial and industrial loans	2,392,830	61,852	83,530	—	—	2,538,212
Total Commercial Banking	5,210,632	193,441	431,041	—	—	5,835,114
Total loans	$12,360,519	193,441	453,356	—	—	13,007,316
At September 30, 2025
Personal Banking:
Residential mortgage loans	$3,146,355	—	11,498	—	—	3,157,853
Home equity loans	1,513,914	—	6,979	—	—	1,520,893
Consumer loans	2,447,208	—	6,597	—	—	2,453,805
Total Personal Banking	7,107,477	—	25,074	—	—	7,132,551
Commercial Banking:
Commercial real estate loans	2,912,166	171,005	412,493	—	—	3,495,664
Commercial and industrial loans	2,141,236	82,009	89,473	—	—	2,312,718
Total Commercial Banking	5,053,402	253,014	501,966	—	—	5,808,382
Total loans	$12,160,879	253,014	527,040	—	—	12,940,933
At June 30, 2025
Personal Banking:
Residential mortgage loans	$3,039,809	—	12,317	—	—	3,052,126
Home equity loans	1,153,808	—	3,712	—	—	1,157,520
Consumer loans	2,206,363	—	4,912	—	—	2,211,275
Total Personal Banking	6,399,980	—	20,941	—	—	6,420,921
Commercial Banking:
Commercial real estate loans	2,266,057	112,852	403,495	—	—	2,782,404
Commercial and industrial loans	1,956,751	87,951	93,797	—	—	2,138,499
Total Commercial Banking	4,222,808	200,803	497,292	—	—	4,920,903
Total loans	$10,622,788	200,803	518,233	—	—	11,341,824
*    Includes $79.1 million, $85.6 million, $38.2 million, $41.0 million, and $4.0 million of acquired loans at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.
**    Includes $163.0 million, $100.4 million, $93.2 million, $96.9 million, and $19.2 million of acquired loans at June 30, 2026, March 31, 2026, December 31, 2025, September 30, 2025, and June 30, 2025, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	June 30, 2026	*	March 31, 2026	*	December 31, 2025	*	September 30, 2025	*	June 30, 2025	*

Loans delinquent 30 days to 59 days:
Residential mortgage loans	$1,140	—%	$44,502	1.5%	$41,180	1.3%	$1,639	0.1%	$561	—%
Home equity loans	6,611	0.4%	5,932	0.4%	6,488	0.4%	4,644	0.3%	4,664	0.4%
Consumer loans	11,812	0.4%	10,429	0.4%	14,063	0.5%	12,257	0.5%	9,174	0.4%
Commercial real estate loans	4,370	0.1%	17,541	0.6%	28,645	0.9%	14,600	0.4%	4,585	0.2%
Commercial and industrial loans	2,844	0.1%	7,127	0.3%	5,657	0.2%	9,974	0.4%	5,569	0.3%
Total loans delinquent 30 days to 59 days	$26,777	0.2%	$85,531	0.7%	$96,033	0.7%	$43,114	0.3%	$24,553	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	$7,468	0.2%	$2,531	0.1%	$10,934	0.4%	$7,917	0.3%	$8,958	0.3%
Home equity loans	2,116	0.1%	2,946	0.2%	2,316	0.2%	2,671	0.2%	985	0.1%
Consumer loans	3,508	0.1%	4,264	0.2%	4,599	0.2%	3,691	0.2%	3,233	0.1%
Commercial real estate loans	3,208	0.1%	25,859	0.8%	12,941	0.4%	1,575	—%	13,240	0.5%
Commercial and industrial loans	5,837	0.2%	8,432	0.3%	2,899	0.1%	1,915	0.1%	2,031	0.1%
Total loans delinquent 60 days to 89 days	$22,137	0.2%	$44,032	0.3%	$33,689	0.3%	$17,769	0.1%	$28,447	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	$10,671	0.4%	$6,468	0.2%	$10,001	0.3%	$9,427	0.3%	$6,905	0.2%
Home equity loans	4,343	0.3%	3,263	0.2%	2,492	0.2%	2,963	0.2%	1,879	0.2%
Consumer loans	4,038	0.1%	4,561	0.2%	4,893	0.2%	4,865	0.2%	3,486	0.2%
Commercial real estate loans	29,840	1.0%	18,282	0.6%	32,745	1.0%	56,453	1.6%	41,875	1.5%
Commercial and industrial loans	15,659	0.5%	11,266	0.4%	16,269	0.6%	9,490	0.4%	10,433	0.5%
Total loans delinquent 90 days or more	$64,551	0.5%	$43,840	0.3%	$66,400	0.5%	$83,198	0.6%	$64,578	0.6%

Total loans delinquent	$113,465	0.9%	$173,403	1.3%	$196,122	1.5%	$144,081	1.1%	$117,578	1.0%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Beginning balance	$150,045	150,212	157,396	129,159	122,809
Initial allowance on loans purchased with credit deterioration	—	—	—	6,029	—
Provision	4,280	4,954	5,743	31,394	11,456
Charge-offs residential mortgage	(465)	(1,001)	(228)	(137)	(273)
Charge-offs home equity	(383)	(291)	(558)	(336)	(413)
Charge-offs consumer	(4,121)	(4,531)	(4,139)	(3,994)	(3,331)
Charge-offs commercial real estate	(889)	(254)	(9,765)	(4,312)	(293)
Charge-offs commercial and industrial	(945)	(1,155)	(532)	(2,395)	(3,597)
Recoveries	1,799	2,111	2,295	1,988	2,801
Ending balance	$149,321	150,045	150,212	157,396	129,159
Net charge-offs to average loans, annualized	0.15%	0.16%	0.40%	0.29%	0.18%

	Six months ended June 30,
	2026	2025
Beginning balance	$150,212	116,819
Provision	9,234	19,712
Charge-offs residential mortgage	(1,466)	(861)
Charge-offs home equity	(674)	(686)
Charge-offs consumer	(8,652)	(7,136)
Charge-offs commercial real estate	(1,143)	(409)
Charge-offs commercial and industrial	(2,100)	(4,168)
Recoveries	3,910	5,888
Ending balance	$149,321	129,159
Net charge-offs to average loans, annualized	0.16%	0.13%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2026			March 31, 2026			December 31, 2025			September 30, 2025			June 30, 2025
	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost	Average balance	Interest	Avg. yield/ cost
Assets:
Interest-earning assets:
Residential mortgage loans	$3,030,237	30,219	3.99%	$3,078,476	30,596	3.98%	$3,147,858	31,814	4.04%	$3,160,008	31,386	3.97%	$3,091,324	29,978	3.88%
Home equity loans	1,494,049	21,798	5.85%	1,501,203	21,512	5.81%	1,512,049	22,802	5.98%	1,421,717	21,080	5.88%	1,145,655	16,265	5.69%
Consumer loans	2,658,435	36,064	5.44%	2,529,868	34,270	5.49%	2,412,579	34,436	5.66%	2,330,173	32,729	5.57%	2,073,103	28,648	5.54%
Commercial real estate loans	3,131,545	49,291	6.23%	3,342,140	51,337	6.14%	3,468,667	53,345	6.02%	3,377,740	51,761	6.00%	2,836,757	43,457	6.06%
Commercial and industrial loans	2,779,969	45,753	6.51%	2,632,150	43,497	6.61%	2,441,346	42,447	6.80%	2,278,859	41,519	7.13%	2,102,115	37,287	7.02%
Total loans receivable (a) (b) (d)	13,094,235	183,125	5.61%	13,083,837	181,212	5.62%	12,982,499	184,844	5.65%	12,568,497	178,475	5.63%	11,248,954	155,635	5.55%
Mortgage-backed securities (c)	2,232,535	18,024	3.23%	2,148,996	16,999	3.16%	1,892,074	14,071	2.97%	1,810,209	12,668	2.80%	1,790,423	12,154	2.72%
Investment securities (c) (d)	299,068	2,652	3.55%	317,996	2,566	3.23%	309,147	2,339	3.03%	301,719	2,153	2.85%	266,053	1,668	2.51%
FHLB stock, at cost	34,416	738	8.60%	36,220	768	8.59%	32,876	701	8.46%	30,434	652	8.51%	17,838	318	7.15%
Other interest-earning deposits	141,898	1,436	4.00%	139,970	871	2.49%	170,370	1,905	4.37%	164,131	1,700	4.05%	220,416	2,673	4.85%
Total interest-earning assets	15,802,152	205,975	5.23%	15,727,019	202,416	5.22%	15,386,966	203,860	5.26%	14,874,990	195,648	5.22%	13,543,684	172,448	5.11%
Noninterest-earning assets (e)	1,061,487			1,105,758			1,107,042			1,067,450			924,513
Total assets	$16,863,639			$16,832,777			$16,494,008			$15,942,440			$14,468,197
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,447,522	6,531	1.07%	$2,395,887	6,072	1.03%	$2,362,215	6,324	1.06%	$2,343,137	6,679	1.13%	$2,212,175	6,521	1.18%
Interest-bearing demand deposit	2,973,878	8,422	1.14%	2,999,478	8,741	1.18%	2,940,296	9,084	1.23%	2,782,369	8,258	1.18%	2,609,887	7,192	1.11%
Money market deposit accounts	2,728,590	12,723	1.87%	2,609,333	12,128	1.88%	2,522,362	12,499	1.97%	2,392,748	11,785	1.95%	2,121,088	9,658	1.83%
Time deposits	2,882,261	22,708	3.16%	2,967,098	24,142	3.30%	2,841,234	25,040	3.50%	2,818,526	25,158	3.54%	2,599,254	23,455	3.62%
Total interest bearing deposits (g)	11,032,251	50,384	1.83%	10,971,796	51,083	1.89%	10,666,107	52,947	1.97%	10,336,780	51,880	1.99%	9,542,404	46,826	1.97%
Borrowed funds (f)	379,262	3,740	3.96%	404,547	3,875	3.88%	354,894	3,425	3.83%	347,357	3,366	3.84%	208,342	2,046	3.94%
Subordinated debt	114,800	2,200	7.58%	114,800	2,204	7.68%	114,800	2,285	7.79%	114,745	1,335	4.65%	114,661	1,148	4.00%
Junior subordinated debentures	130,181	1,878	5.70%	130,121	1,906	5.86%	130,051	2,002	6.02%	129,986	2,123	6.39%	129,921	2,106	6.41%
Total interest-bearing liabilities	11,656,494	58,202	2.00%	11,621,264	59,068	2.06%	11,265,852	60,659	2.14%	10,928,868	58,704	2.13%	9,995,328	52,126	2.09%
Noninterest-bearing demand deposits (g)	3,101,574			3,074,939			3,105,108			2,959,871			2,611,597
Noninterest-bearing liabilities	187,436			248,832			252,960			244,306			225,306
Total liabilities	14,945,504			14,945,035			14,623,920			14,133,045			12,832,231
Shareholders’ equity	1,918,135			1,887,742			1,870,088			1,809,395			1,635,966
Total liabilities and shareholders’ equity	$16,863,639			$16,832,777			$16,494,008			$15,942,440			$14,468,197
Net interest income/Interest rate spread FTE		147,773	3.23%		143,348	3.16%		143,201	3.12%		136,944	3.09%		120,322	3.02%
Net interest-earning assets/Net interest margin FTE	$4,145,658		3.75%	$4,105,755		3.70%	$4,121,114		3.69%	$3,946,122		3.65%	$3,548,356		3.56%
Tax equivalent adjustment (d)		835			866			1,035			970			878
Net interest income, GAAP basis		146,938			142,482			142,166			135,974			119,444
Ratio of interest-earning assets to interest-bearing liabilities	1.36X			1.35X			1.37X			1.36X			1.36X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of total deposits were 1.43%, 1.48%, 1.53%, 1.55%, and 1.55%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented. Average balances are calculated using daily averages.

	Six months ended June 30,
	2026			2025
	Average balance	Interest	Avg. yield/cost	Average balance	Interest	Avg. yield/cost
Assets
Interest-earning assets:
Residential mortgage loans	$3,054,223	60,815	3.98%	$3,123,353	60,372	3.87%
Home equity loans	1,497,606	43,310	5.83%	1,142,708	32,429	5.72%
Consumer loans	2,594,507	70,334	5.47%	2,011,012	54,921	5.51%
Commercial real estate loans	3,236,260	100,628	6.18%	2,858,064	99,973	6.96%
Commercial loans	2,706,468	89,250	6.56%	2,077,799	73,299	7.02%
Loans receivable (a) (b) (d)	13,089,064	364,337	5.61%	11,212,936	320,994	5.77%
Mortgage-backed securities (c)	2,190,996	35,023	3.20%	1,781,959	23,884	2.68%
Investment securities (c) (d)	308,480	5,218	3.38%	264,945	3,269	2.47%
FHLB stock, at cost	35,313	1,505	8.60%	19,342	684	7.13%
Other interest-earning deposits	140,934	2,307	3.26%	231,914	5,089	4.36%
Total interest-earning assets	15,764,787	408,390	5.22%	13,511,096	353,920	5.28%
Noninterest-earning assets (e)	1,083,506			924,426

Total assets	$16,848,293			$14,435,522

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,421,847	12,603	1.05%	$2,203,289	12,973	1.19%
Interest-bearing demand deposits	2,986,607	17,163	1.16%	2,601,604	14,255	1.10%
Money market deposit accounts	2,669,291	24,851	1.88%	2,102,124	18,964	1.82%
Time deposits	2,924,445	46,850	3.23%	2,614,238	47,959	3.70%
Total interest bearing deposits (g)	11,002,190	101,467	1.86%	9,521,255	94,151	1.99%
Borrowed funds (f)	391,835	7,615	3.92%	216,189	4,252	3.97%
Subordinated debt	114,800	4,405	7.63%	114,618	2,296	4.01%
Junior subordinated debentures	130,151	3,783	5.78%	129,889	4,204	6.44%
Total interest-bearing liabilities	11,638,976	117,270	2.03%	9,981,951	104,903	2.12%
Noninterest-bearing demand deposits (g)	3,088,330			2,600,113
Noninterest-bearing liabilities	217,964			227,116

Total liabilities	14,945,270			12,809,180

Shareholders’ equity	1,903,023			1,626,342

Total liabilities and shareholders’ equity	$16,848,293			$14,435,522

Net interest income/Interest rate spread		291,120	3.19%		249,017	3.16%

Net interest-earning assets/Net interest margin	$4,125,811		3.72%	$3,529,145		3.72%

Tax equivalent adjustment (d)		1,700			1,755
Net interest income, GAAP basis		289,420			247,262

Ratio of interest-earning assets to interest-bearing liabilities	1.35X			1.35X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent (“FTE”) basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 1.45% and 1.57%, respectively.